Exhibit 99.1

NextMart, Inc. – Acquisition of Oil Field Services Company

HOLYOKE, MA (ACCESS WIRE) February 9, 2022 – NextMart, Inc. (the “Company” or “NXMR” - Pink Sheets Alternative Reporting Pink: NXMR) – NXMR would like to announce that it has entered into an agreement to acquire all of the assets and book of oilfield business from Defender Contracting, LLC, a Texas limited liability company, located in Monahans, Texas (the “Agreement”).

Pursuant to the terms of the Agreement, the Company will purchase all the operational assets (e.g., ten oil field tractor trucks with trailers and related equipment), Defender’s book of oilfield business, and retain most if not all of Defender’s work force. These assets acquired from Defender will be placed into the Company’s main oil field service operational entity, EMCO Oilfield Services, LLC (“Emco”) which was originally acquired in January 2022.

William Bouyea (CEO of the Company), states…” This is exactly the type of ongoing acquisition we are currently focusing on to build the operational capacity of Emco. By structuring our oil field service asset acquisitions in this manner (e.g., placing them under one operational entity), Emco will be able to negotiate and sign larger Master Service Agreements (“MSA”) for oil field services.”

Defender is an oil field services company which mainly operates in the Permian Basin of west Texas and southeastern New Mexico since 2013. Over the last three fiscal years, Defender has produced top line revenue of approximately $4.6M USD. Defender specialized in bulk transportation services (e.g., asset-based trucking, chemical hauling, plant to plant transfers, etc.), oil and gas services (e.g., water hauling, drilling and frac site hauling, drilling fluids and kill mud, freshwater and kill mud, and frac tank rental and transport, etc.), and environmental services (e.g., tank cleaning, hydrocarbon and salt cleanup and remediation, site construction, and hazardous and non-hazardous waste transport).

You can view Defender’s current web site at: www.DefenderContracting.com

Mr. Bouyea (CEO of the Company) stated further…” Emco will maintain the Defender office in West Texas which will allow them to provide oil field services across the Permian Basin. The Company will continue its asset roll up strategy in the oil field services industry to expand the operational footprint of its subsidiary Emco. We are looking for additional acquisitions in the oil field service industry and are currently in final negotiations with several operating entities. Our goal is to roll up oil field services operations into Emco in the Permian Basin as well as other hot oil production zones in the State of Texas. With the close of the Defender asset acquisition, Emco will have the asset footprint to meet our fiscal year 2022 and 2023 revenue goals of $10,000,000 USD and $20,000,000 USD, respectively, without further acquisition of related assets. But we have no plans to stop there. In short, the Company has a goal of becoming a significant player in the oil field service industry in the Permian Basin”.

Please review Emco’s web site at: https://emcooilfield.com/

Forward Looking Statement

Certain statements that we make may constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. The statements contained herein may contain certain forward-looking statements relating to NXMR that are based on the beliefs of NXMR’s management as well as assumptions made by and information currently available to NXMR’s management. These forward-looking statements are, by their nature, subject to significant risks and uncertainties. These forward-looking statements include, without limitation, statements relating to the NXMR’s business prospects, future developments, trends and conditions in the industry and geographical markets in which NXMR operates, its strategies, plans, objectives and goals, its ability to control costs, statements relating to prices, volumes, operations, margins, overall market trends, risk management and exchange rates.

ABOUT US

NextMart, Inc., a Delaware Corporation, is a public quoted Pink Sheet issuer under the ticker symbol “NXMR”. Currently, NXMR currently is a shell company with a new management team with plans to become a current alternative reporting issuer with OTC Markets. The Company is currently looking for an appropriate business acquisition.

CONTACT:

98 Lower Westfield Road

Holyoke, MA 01140

Phone: (602) 499-6992

Company Web Site: https://nextmartcorporation.com/

Emco Oilfield Services, LLC Web Site: https://emcooilfield.com/

Twitter: @CorporationNxmr

Company Email: info@nextmarkcorporation.com

Contact: William Bouyea, CEO